Exhibit 10.20

Privileged & Confidential

CIT GROUP INC.
505 Fifth Avenue
New York, NY 10017

Via Hand Delivery

January 29, 2010

Alexander T. Mason
CIT Group Inc.
505 Fifth Avenue
New York, NY 10017

Re: Transition Arrangements

Dear Alex:

On behalf of the Board, I would like to thank you for your efforts during the past eighteen months. The Board appreciates the sacrifices you have made and your willingness to continue to assist CIT during this period of transition and has approved this letter agreement. During the period of transition, you shall continue to serve as President and Chief Operating Officer of CIT.

This letter will confirm that your last day with CIT will be February 26, 2010 (the “Separation Date”). At that time, each of your positions as an officer and employee of CIT and its subsidiaries will cease.

From now until your Separation Date, you agree that your compensation will consist only of your base salary and continued participation for you and your applicable dependents in the benefit plans in which you or such dependents currently participate. In addition, you will continue to be entitled to the 2009 guaranteed cash bonus of $1,350,000 provided for in your Letter Agreement, dated June 16, 2008 (your “Employment Agreement”). For the avoidance of doubt, this amount will be payable at the time, and will be subject to all of the conditions, currently set forth in your Employment Agreement. For the avoidance of doubt, your termination of employment under this letter will be treated as an Eligible Termination for purposes of 2009 guaranteed cash bonus.

You agree that you will not be entitled to any severance, other bonus, equity or other compensation during this period or in connection with the termination of your employment, other than (i) the right, as provided for on page 4 of your Employment Agreement, to elect continued medical coverage under the Company retiree health and welfare plan appropriate to your age and the age of your spouse and dependents, to the extent the Company continues to offer such retiree health and welfare benefits, subject to timely payment by you of periodic contributions equal to the Company’s full cost of providing such elected coverage, (ii) the right to elect continued health coverage under Section 4980B(f) of the Internal Revenue Code of 1986, as amended, (iii) any accrued and unused vacation in accordance with the Company’s Time-Off Policy as of the Separation Date, which shall be paid in cash within 30 days following the Separation Date, (iv) any vested 401(k) Plan benefits and (v) reimbursement for all outstanding claims for expenses incurred properly in the performance of your duties and in accordance with Company policy, with such reimbursement to be paid or provided to you promptly following your submission of the claim, but in no event later than December 31 of the calendar year following the calendar year in which such expenses were incurred, in accordance with Company policy. Without limiting the preceding sentence, you hereby waive and relinquish any and all rights to (1) your Guaranteed Equity Awards (including cash in lieu thereof) and (2) severance, separation or termination payments under the Employment Agreement or the now terminated ESP. You will, however, continue to be covered to the maximum extent permitted under applicable law under the Certificate of Incorporation and Bylaws of the Company and under any applicable insurance policy or indemnification policy or agreement (including without limitation any Directors & Officers Liability policy) and under applicable law, with respect to any liability you may incur or have incurred as a director, officer or employee of the Company or any of its affiliated entities. The arrangements agreed to by CIT herein are conditioned on your entering into and not revoking a general release of claims in favor of the Company (the “Release”) in the form attached.

Within thirty (30) days after your submission to the Company of reasonable substantiation and documentation thereof, the Company shall reimburse you for up to $75,000 in reasonable legal fees incurred by you in connection with your separation from employment, including the negotiation and drafting of this letter and the Release.

In partial consideration of the preceding, notwithstanding anything in your Employment Agreement or this letter to the contrary, the restrictions set forth in paragraph (vii), subsection A, on page 6 of the Employment Agreement will cease to apply to you as of the Separation Date. For the avoidance of doubt, the restrictions of paragraph (viii) on page 6 of the Employment Agreement (“Paragraph (viii)”) shall continue to apply in accordance with the terms set forth therein, but it shall not be deemed a violation of Paragraph (viii) for your subsequent employer (x) to hire any person who was employed by CIT or any of its subsidiaries or affiliates within the six-month period preceding the date of such hiring, if you were not involved directly in hiring such individual or in identifying him or her as a potential recruit or (y) to solicit, entice, persuade or induce any person or entity doing business with CIT and its respective affiliates, to terminate such relationships or to refrain from extending or renewing the same, if you were not involved directly in any such solicitation, enticement, persuasion or inducement, and it shall not be a violation of Paragraph (viii) for you or your subsequent employer to solicit, entice, persuade or induce any person or entity doing business with CIT and its respective affiliates to refrain from extending or renewing the same, if such action is the result of an attempt to do business by you or your subsequent employer, as opposed to solely an interference with CIT’s business relationships.

As you are aware, many of the compensation, benefit and separation provisions of the Employment Agreement are prohibited or limited by the Emergency Economic Stabilization Act of 2008, as amended by the American Recovery and Reinvestment Act of 2009, the regulations thereunder, and/or the regulations applicable to banks and bank holding companies (together and as in effect from time to time, the “Applicable Restrictions”). Neither your Employment Agreement nor this letter will entitle you to receive any payment or benefit to the extent that it is prohibited or limited by the Applicable Restrictions. For ease of reference, capitalized terms used but not otherwise defined in this letter are used with the meanings assigned in your Employment Agreement.

You shall be under no obligation to seek other employment, and there shall be no offset by the Company against your entitlements under this letter or under the Employment Agreement for any compensation or other amounts that you earn from subsequent employment (including self-employment) or engagement of your services.

This letter shall not be amended, modified or supplemented without prior written consent of both parties. No oral statement of any person shall, in any manner or degree, modify or otherwise affect the terms and provisions of this letter. This letter shall inure to the benefit of and be enforceable by your legal representatives and designated beneficiaries. In the event of a change of control of the Company, this letter will inure to the benefit of and become an obligation of the successor to the Company or the acquirer of all or substantially all of its assets.

This letter shall be governed by and construed in accordance with the laws of the State of New York without reference to principles of conflict of laws. Any controversy, dispute or claim arising out of or relating to this letter shall be resolved by binding arbitration to be held in the Borough of Manhattan in New York City, in accordance with the Commercial Arbitration rules (and not the Rules for Resolution of Employment Disputes) of the American Arbitration Association. The arbitrator(s) may award the costs of arbitration and/or attorneys’ fees incurred in connection with the arbitration based on his or their discretion. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

Please acknowledge your agreement by signing the enclosed copy of this letter and returning it to me as soon as possible. This letter will become a binding agreement when the Release becomes non-revocable.

Very Truly Yours,

CIT GROUP INC.

/s/ James J. Duffy
By:	James J. Duffy
Executive Vice President
Human Resources

Accepted and Agreed:

/s/ Alexander T. Mason

Alexander T. Mason
January 29, 2010

Privileged and Confidential

RELEASE OF CLAIMS

     In connection with the termination of my employment as described in my Termination Letter, dated January 29, 2010, (the “Termination Letter”), and for good and valuable consideration, I provide the following Release of Claims (the “Release”).

     I. General Release.

     I, on behalf of myself and each of my respective heirs, executors, administrators, representatives, agents, successors and assigns (collectively, the “Releasors”) hereby irrevocably and unconditionally release and forever discharge CIT Group Inc. (“CIT”), its past and present parents, subsidiaries and affiliates (the “Releasees”) and each of their respective past and present officers, employees, directors, shareholders, agents and representatives from any and all claims, actions, causes of action, rights, judgments, obligations, damages, demands, accountings or liabilities of whatever kind or character (collectively, “Claims”) I may have against Releasees, whether known or unknown based upon any matter cause or thing whatsoever through the Effective Date of this Release, including, without limitation, any Claims under any federal, state, local or foreign law arising out of relating to my employment relationship with and service as an employee or officer of CIT, and the termination of such relationship or service. Without limiting the scope of the foregoing provision in any way, I hereby release all claims under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866, 1871 and 1991 and the laws amended thereby; the Age Discrimination in Employment Act of 1967; the Older Workers Benefit Protection Act of 1990; the Americans with Disabilities Act; the Rehabilitation Act of 1973; the Equal Pay Act of 1963; the New York State Human Rights Law; the New York City Human Rights Law; the New Jersey Law Against Discrimination; any other federal, state or local laws prohibiting discrimination; the Employee Retirement Income Security Act of 1974; the Family and Medical Leave Act of 1993; the National Labor Relations Act; New York Labor Law; the Fair Labor Standards Act of 1963; any other federal, state or local laws relating to employment, wages and hours, and/or employee benefits; the federal False Claims Act; the Sarbanes-Oxley Act; any federal, state or local qui tam statute, any federal, state or local “whistleblower” protection statutes (including the New Jersey Conscientious Employee Protection Act) and/or any federal or state common law “whistleblower” claims; any contract of employment, express or implied; any provision of the Constitution of the United States or of any particular State; and any other law, common or statutory, of the United States, or any particular State; any claim for the negligent and/or intentional infliction of emotional distress or specific intent to harm; any claims for attorneys fees, costs and/or expenses; any claims for unpaid or withheld wages, severance pay, benefits, bonuses, commissions and/or other compensation of any kind; and/or any other federal, state or local human rights, civil rights, wage and hour, wage payment, pension or labor laws, rules and/or regulations; all claims growing out of any legal restrictions on CIT’s right to hire and/or terminate its employees, including all claims that were asserted and/or that could have been asserted by me and all claims for breach of promise, public policy, negligence, retaliation, defamation, impairment of economic opportunity, loss of business opportunity, fraud, misrepresentation, etc. I further agree that the payments and benefits described in the Termination Letter shall be in full satisfaction of any and all Claims for payments or benefits, whether express or implied, that the Releasors may have against Releasees arising out of my employment relationship or my service as an employee or officer of CIT and the termination thereof. For the avoidance of doubt, I acknowledge, pursuant to the Termination Letter, that the Releasors have released any severance, bonus, equity or other compensation beyond the payments and benefits described in the Termination Letter, including but not limited to any and all rights to (i) my Guaranteed Equity Awards (as defined in the Employment Agreement) (including cash in lieu thereof and (ii) severance, separation or termination payments under my Employment Agreement or the now terminated ESP (as defined in the Employment Agreement). Notwithstanding the foregoing, I do not release any of the following rights or claims I may have: (i) any claim under any medical, dental or vision plan I am participating in, (ii) any claim for indemnification and/or advancement of expenses under applicable corporate documents, including the certificate of incorporation and the bylaws of CIT and/or under any applicable insurance policy, including, without limitation, any directors and officers liability policy, (iii) any claim arising from a breach of the Termination Letter between me and CIT, dated January 29, 2010, including any right to enforce the Termination Letter or (iv) any claim I have to obtain contribution as permitted by law in the event of any judgment against me as a result of any act or failure to act for which I and CIT or any of its affiliated entities are jointly liable.

     By signing this Release, I hereby acknowledge and confirm the following:

     (i) I have been advised by CIT to consult with an attorney of my choice prior to signing this Release concerning the terms of this Release;

     (ii) I have been given a period of not fewer than 21 days to consider the terms of this Release;

     (iii) I knowingly and voluntarily accept the terms of this Release.

     I understand that I have seven days following the date on which I sign this Release to revoke and cancel the terms and conditions contained herein (the “Revocation Period”) by providing to the General Counsel of CIT, at 1 CIT Drive, Livingston, New Jersey 07039, written notice of my revocation Any payments or benefits provided to me under the Termination Letter shall not commence until the expiration of the Revocation Period.

     II. Representations and Warranties

     I agree that I have not instituted, assisted or otherwise participated in, any action, complaint, claim, charge, grievance, arbitration, lawsuit, or administrative agency proceeding, or action at law or otherwise against any Releasee. I represent and warrant that I have not assigned any of the Claims being released under this Release.

     I acknowledge that, except as expressly set forth herein, no representations of any kind or character have been made to me by CIT or by any of its agents, representatives, or attorneys to induce the execution of this Release. I understand and acknowledge the significance and consequences of this Release, that it is knowing and voluntary, that it has not been entered into as a result of any coercion, duress or undue influence, and I expressly confirm that it is to be given full force and effect according to all of its terms, including those relating to unknown Claims. I acknowledge that I had full opportunity to discuss any and all aspects of this Release with legal counsel, and have availed myself of that opportunity to the extent desired. I acknowledge that I have carefully read and fully understand all of the provisions of this Release and have signed the Termination Letter only after full reflection and analysis.

     III. Miscellaneous

     This Release, together with the Termination Letter, sets forth the entire understanding between CIT and me in connection with its subject-matter and supersedes and replaces any prior agreements, understandings, negotiations, and undertakings, whether written or oral, express or implied, with respect to such subject matter.

     By signing this Release, I acknowledge that: (a) I have read this Release; (b) I understand this Release and know that I am giving up important rights; (c) this Release shall not become effective or enforceable for a period of seven (7) days following its execution (the “Effective Date”); (d) I was advised by CIT, and I am aware, of my right to consult with an attorney before signing this Release; and (e) I have signed this Release knowingly and voluntarily and without any duress or undue influence on the part or behalf of CIT.

/s/ Alexander T. Mason
Alexander T. Mason
January 29, 2010